     As filed with the Securities and Exchange Commission on June 12, 1996
                                                Registration No. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                             SAFETY-KLEEN(R) CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


WISCONSIN                                                 39-6090019
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


                            1000 NORTH RANDALL ROAD
                          ELGIN, ILLINOIS 60123-7857
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

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                      SAFETY-KLEEN 1993 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                              -------------------


                           ROBERT W. WILLMSCHEN, JR.
                  SENIOR VICE PRESIDENT FINANCE AND SECRETARY
                              SAFETY-KLEEN CORP.
                            1000 NORTH RANDALL ROAD
                          ELGIN, ILLINOIS 60123-7857
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                (847) 697-8460
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                   COPY TO:

                               HYMAN K. BIELSKY
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              SAFETY-KLEEN CORP.
                            1000 NORTH RANDALL ROAD
                          ELGIN, ILLINOIS 60123-7857
                                (847) 697-8460

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                                     CALCULATION OF REGISTRATION FEE
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                                          Proposed maximum    Proposed maximum
Title of securities     Amount to be      offering price      aggregate offering     Amount of
to be registered        registered (1)    per share (2)       price (2)              registration fee
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Common Stock,
par value $.10         2,500,000 shares       $16.9375           $42,343,750             $14,601
per share
=====================================================================================================

(1) There are also being registered hereunder such indeterminate number of shares of Common Stock as may be issued pursuant to the antidilution provisions of the Plan. This registration statement also registers all stock appreciation rights and any other securities which may be deemed issuable in connection with the Plan. Since no additional consideration is payable for such plan interests or other securities, no additional fee is payable by reason of the registration thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on June 6, 1996.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by Safety-Kleen Corp., a Wisconsin corporation ("Safety-Kleen" or the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995.

     (2) The Company's Quarterly Report on Form 10-Q for the interim reporting period ended March 23, 1996.

     (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), dated December 28, 1988, as amended by the Company's Form 8 dated August 24, 1990.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents with the Commission. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares registered under this Registration Statement will be passed on for the Company by Hyman K. Bielsky. Mr. Bielsky has been an officer of the Company since 1993.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Certain provisions of the Wisconsin Business Corporation Law and Article IX of the Registrant's by-laws provide for indemnification of directors and officers under certain conditions, including the possibility of indemnification against liabilities under the Securities Act of 1933. In addition, the Registrant's directors and officers are insured under a directors and officers liability insurance policy maintained by the Company.

ITEM 8.  EXHIBITS.


Number           Description
- ------           -----------

   4.1           Articles of Incorporation of Safety-Kleen Corp./1/

   4.2           By-Laws of Safety-Kleen Corp./2/

   4.3           Safety-Kleen Amended and Restated 1993 Stock Option Plan

   4.4           Forms of Option Agreements under Safety-Kleen 1993 Stock
                 Option Plan/3/

   5 Opinion of Counsel as to the legality of the securities being registered

  23.1           Consent of Counsel (included in Exhibit 5)

  23.2           Consent of Arthur Andersen LLP

  24             Power of Attorney/4/


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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/1/ Previously filed and incorporated herein by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991.

/2/ Previously filed and incorporated herein by reference from Registrant's Quarterly Report on Form 10-Q for the twelve weeks ended September 9, 1995.

/3/ Previously filed and incorporated herein by reference from Registrant's Registration Statement on Form S-8 (Registration Statement No. 33-56371) filed November 8, 1994.

/4/  Included in this Registration Statement at page 5.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elgin, State of Illinois, on the 12th of June, 1996.

                              SAFETY-KLEEN CORP.



                              By: /s/ ROBERT W. WILLMSCHEN, JR.
                                  -------------------------------
                                  Robert W. Willmschen, Jr.
                                  Senior Vice President Finance
                                  and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John G. Johnson, Jr. and Robert W. Willmschen, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ DONALD W. BRINCKMAN                Chairman and Director         June 12, 1996
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    Donald W. Brinckman

/s/ JOHN G. JOHNSON, JR.               President, Chief Executive    June 12, 1996
- -------------------------------        Officer and Director
    John G. Johnson, Jr.

/s/ ROBERT W. WILLMSCHEN, JR.          Senior Vice President         June 12, 1996
- -------------------------------        Finance, Chief Financial
    Robert W. Willmschen, Jr.          Officer


/s/ CLIFFORD J. SCHULZ                 Controller, Chief             June 12, 1996
- -------------------------------        Accounting Officer
    Clifford J. Schulz

/s/ RICHARD T. FARMER                  Director                      June 12, 1996
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    Richard T. Farmer

/s/ RUSSELL A. GWILLIM                 Director                      June 12, 1996
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    Russell A. Gwillim

/s/ EDGAR D. JANNOTTA                  Director                      June 12, 1996
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    Edgar D. Jannotta

/s/ KARL G. OTZEN                      Director                      June 12, 1996
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    Karl G. Otzen

/s/ PAUL D. SCHRAGE                    Director                      June 12, 1996
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    Paul D. Schrage

/s/ MARCIA E. WILLIAMS                 Director                      June 12, 1996
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    Marcia E. Williams

/s/ W. GORDON WOOD                     Director                      June 12, 1996
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    W. Gordon Wood

                                 EXHIBIT INDEX


Number        Description
- ------        -----------

   4.1        Articles of Incorporation of Safety-Kleen Corp./1/

   4.2        By-Laws of Safety-Kleen Corp./2/

   4.3        Safety-Kleen Amended and Restated 1993 Stock Option Plan

   4.4        Forms of Option Agreements under Safety-Kleen 1993 Stock
              Option Plan/3/

   5 Opinion of Counsel as to the legality of the securities being registered

  23.1        Consent of Counsel (included in Exhibit 5)

  23.2        Consent of Arthur Andersen LLP

    24        Power of Attorney/4/


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/1/ Previously filed and incorporated herein by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991.

/2/ Previously filed and incorporated herein by reference from Registrant's Quarterly Report on Form 10-Q for the twelve weeks ended September 9, 1995.

/3/ Previously filed and incorporated herein by reference from Registrant's Registration Statement on Form S-8 (Registration Statement No. 33-56371) filed November 8, 1994.

/4/  Included in this Registration Statement at page 5.